                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Post-Effective Amendment No. 29 to the Registration Statement of Nationwide Separate Account Trust on Form N-1A (File No. 2-73024) of our report dated February 18, 1999 on our audits of the financial statements and financial highlights of Nationwide Separate Account Trust (comprising, respectively, the Total Return Fund, Capital Appreciation Fund, Government Bond Fund, Money Market Fund, Small Company Fund, Income Fund, Strategic Growth Fund, Strategic Value Fund, Equity Income Fund, High Income Bond Fund, Balanced Fund, Multi Sector Bond Fund, Small Cap Value Fund, Global Equity Fund, and Select Advisers Mid Cap Fund), which report is included in the Annual Report to Shareholders for the year ended December 31, 1998 which is incorporated by reference in this Post-Effective Amendment No. 29 to the Registration Statement. We also consent to the reference to our Firm under the captions "Financial Highlights" in the Prospectuses and "Independent Accountants" in the Statement of Additional Information for the Total Return Fund, Capital Appreciation Fund, Government Bond Fund, Money Market Fund, Small Company Fund, Income Fund, Strategic Growth Fund, Strategic Value Fund, Equity Income Fund, High Income Bond Fund, Balanced Fund, Multi Sector Bond Fund, Small Cap Value Fund, Select Advisers Small Cap Growth Fund, Global Equity Fund, and Select Advisers Mid Cap Fund in this Post-Effective Amendment No. 29 to the Registration Statement.




                                                   PricewaterhouseCoopers LLP

Columbus, Ohio
April 30, 1999